EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 1, 2004 appearing in the Annual Report on Form 10-KSB of Sew Cal Logo, Inc. for the year ended August 31, 2004 and to the reference to our Firm under the heading "Experts" in the Registration Statement.

/s/ Shelley International, CPA
---------------------------------
    Shelley Internationa, CPA
    Mesa, Arizona
    October 10, 2005